UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

AXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California 94538
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 438-4700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.001 par value	AXTI	The NASDAQ Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 29, 2025, the board of directors (the “Board”) of AXT, Inc. (the “Company”) appointed Mr. Leonard J. Leblanc as a member of its Board, effective immediately, to fill the vacancy on the Board due to the passing of Ms. Christine Russell, which was previously reported. Mr. Leblanc will serve as a Class III director with a maximum term expiring on July 29, 2027, or until his successor is duly elected and qualified. Mr. Leblanc’s appointment to the Board was made based upon the recommendation of the Board’s Nominating and Corporate Governance Committee.

Leonard J. LeBlanc previously served as a director for AXT, Inc. from April 2003 to December 2021 and was also a director emeritus in 2022. Mr. LeBlanc served as the acting chief financial officer and vice president of corporate development for Ebest, Inc., a privately held applications software company, from February 2001 to September 2003. Mr. LeBlanc was the executive vice president and chief financial officer of Vantive Corporation, a customer relationship management software and solution company, from August 1998 to January 2000. From March 1996 to July 1997, Mr. LeBlanc was the executive vice president of finance and administration and chief financial officer at Infoseek Corporation, an internet search and navigation company. From September 1993 to December 1994, Mr. LeBlanc served as senior vice president, finance and administration of GTECH Corporation, a manufacturer of lottery equipment and systems. From May 1987 to December 1992, Mr. LeBlanc served as executive vice president, finance and administration and chief financial officer of Cadence Design Systems, Inc., an electronic design automation software company. Mr. LeBlanc served on the board of directors and as chairman of the audit committee of Oplink Communications, Inc., a provider of optical manufacturing solutions and optical networking components from 2000 to 2009 and as chairman of the Board from 2006 to 2009. From November 2009 to November 2010, he was a consultant to Oplink Communications, Inc. Mr. LeBlanc has B.S. and M.S. degrees from the College of Holy Cross, and an M.S. degree in finance from George Washington University.

In connection with Mr. Leblanc’s appointment to the Board, the Board considered the compensation Mr. Leblanc previously received during his term as director emeritus, and determined that Mr. Leblanc is not independent under the Nasdaq Listing Rules. The Company previously entered into a consulting agreement with Mr. Leblanc in December 2021 (the “Director Emeritus Agreement”), pursuant to which Mr. Leblanc agreed to provide certain consulting services as director emeritus for the Company. As compensation, the Company paid a total of $124,805 in cash and vested value of restricted stock to Mr. Leblanc for such services January 1, 2022 to December 31, 2022, which amount exceeded $120,000. From January 1, 2023 to December 31, 2023, the total compensation received by Mr. Leblanc did not exceed $120,000, and Mr. Leblanc did not receive any further compensation or fees from the Company after December 29, 2023, when the Director Emeritus Agreement terminated. As such, after December 31, 2022, Mr. Leblanc would not have received any compensation from the Company in excess of $120,000 during any period of twelve consecutive months in the three year look-back period preceding January 1, 2026, and he would therefore be considered independent under the Nasdaq Listing Rules on January 1, 2026. Other than the compensation received under the Director Emeritus Agreement, the Board has determined that Mr. Leblanc meets all independence requirements for a member of the audit committee under Rule 10A-3 of the Securities and Exchange Act of 1934, as amended, and the other independence requirements under the Nasdaq Listing Rules.

The Board also considered Mr. Leblanc’s previous service as a director, chair of the Audit Committee, and member of the Compensation Committee and Nominating and Governance Committee of the Company. Based on Mr. Leblanc’s experience and previous service with the Company, the Board determined that Mr. Leblanc’s familiarity with the Company’s operations, business, supply-chain and manufacturing strategies, and intricacies in the Company’s structure are necessary to the Company’s current needs. The Board believes that the unforeseen passing of Ms. Russell during a critical period in the Company’s operations further necessitates the appointment of a director who is already familiar with the Company financial operations and its management under the current environment and economic conditions. Accordingly, the Board determined that the appointment of Mr. Leblanc to our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee as a non-independent director will be in the best interests of the Company and our stockholders in reliance on the exception provided under applicable Nasdaq Listing Rules for membership on the audit committee under exceptional and limited circumstances. Based on the foregoing determination, the Board appointed Mr. Leblanc to serve on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee in reliance on the limited exception provided under the Nasdaq Listing Rules. Mr. LeBlanc’s independence under the Nasdaq Listing Rules will be re-evaluated by the Board on or after January 1, 2026.

Mr. Leblanc will receive cash and equity compensation under the Company’s existing non-employee director compensation policy, including an initial award of 29,112 shares of restricted stock, which will vest on May 15, 2026, subject to Mr. Leblanc’s continuous service through the vesting date. In addition, Mr. Leblanc will enter into the Company’s standard indemnification agreement in connection with his appointment to the Board. There are no arrangements or understandings between Mr. Leblanc and any other person pursuant to which Mr. Leblanc was elected as a director. There are no family relationships between Mr. Leblanc and any other director or executive officer of the Company. Other than the Consulting Agreement and indemnification agreement, Mr. Leblanc has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board and the Nominating and Corporate Governance expects to re-evaluate Mr. Leblanc’s independence at the beginning of 2026, at which time it is expected that Mr. Leblanc will fulfill all the independence requirements under the Nasdaq Listing Rules.

On July 29, 2025, the Board also appointed Mr. Jesse Chen to serve as the Chair of the Audit Committee, effective immediately. Mr. Chen currently serves as an independent director, lead director, Chair of the Nominating and Governance Committee, and a member of both of the Audit Committee and Compensation Committee. The Board has previously determined that Mr. Chen is an “audit committee financial expert” as defined by the rules and regulations of the SEC. Mr. Chen will also be entitled to receive an annual cash retainer of $20,000 for his service as the Chair of the Audit Committee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

By:	/s/ Gary L. Fischer
Date: August 4, 2025	Gary L. Fischer Chief Financial Officer and Corporate Secretary